EXHIBIT 21.1

BLACK KNIGHT FINACNIAL SERVICES, INC.
List of Subsidiaries as of December 31, 2015

Subsidiary	State or Other Jurisdiction of Formation
BKFS I Management, Inc.	Delaware
BKFS I Services, LLC	Delaware
Black Knight Data & Analytics, LLC	Delaware
Black Knight Financial Services, LLC	Delaware
Black Knight Financial Technology Solutions, LLC	Delaware
Black Knight India Solutions Private Limited	India
Black Knight InfoServ, LLC	Delaware
Black Knight IP Holding Company, LLC	Delaware
Black Knight Lending Solutions, Inc.	Delaware
Black Knight Management Services, LLC	Delaware
Black Knight National TaxNet, LLC	Delaware
Black Knight Origination Technologies, LLC	Delaware
Black Knight Real Estate Data Solutions, LLC	California
Black Knight Real Estate Group, LLC	Delaware
Black Knight Technology Solutions, LLC	Delaware
Espiel, LLC	Delaware
Fidelity National Commerce Velocity, LLC	Delaware
I-Net Reinsurance Limited	Turks & Caicos
McDash Analytics, LLC	Colorado
Property Insight, LLC	California
RealEC Technologies, LLC	Delaware